EXHIBIT 99.1

September 1, 2005

LAKEFIELD VENTURES APPOINTS NEW DIRECTOR

Reno, Nevada – Lakefield Ventures Inc. (the ‘Company’ or ‘Lakefield’) (OTCBB: LKFV) is pleased to announce the appointment of Mr. Luis Humberto Goyzueta Angobaldo to the Company’s Board of Directors.

Mr. Goyzueta has an impressive track record spanning over seven years working as an executive with natural resource companies in Peru.  He is General Manager and serves on the Board of Directors of Interpacific Oil, Peru's only biodiesel company.  He also serves on the Board of Directors of Oiltec, Gulf Oil International's partner in Peru.  Furthermore, he is President of two Peruvian mining companies, Compania Minera Moria and Minera Inka Sol.  In addition to his Peruvian natural resource expertise, Mr. Goyzueta holds a degree in Economics and Finance from Bentley College in Boston, and has a large network of high level contacts throughout Latin America.

For more information please contact:

Mr. Andy Tai

(604) 218-6862

THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933 AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, LAKEFIELD’S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS, AND CERTAIN OTHER MATTERS.  THESE STATEMENTS ARE MADE UNDER THE “SAFE HARBOR” PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1955 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.